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                                                                      Exhibit 99
                                                                      ----------
PROXY
                          CITY NATIONAL BANCORP, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                             ________________, 1995

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Kenneth E. Crews and Louis M. McBride, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of City National Bancorp, Inc. ("City National") which the undersigned beneficially holds of record on ___________, 1995 and would be entitled to vote at the Special Meeting of Shareholders of City National, to be held at the main office of City National Bank, located at 306 Lake Street, Fulton, Kentucky 42041, on ___________, 1995, at ___:____ __.m., local time, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.

     The Board of Directors of City National recommends a vote FOR approval and adoption of the Agreement of Affiliation and Merger specified in Item 1 below.

     1. Approval and adoption of the Agreement of Affiliation and Merger ("Agreement"), dated June 30, 1995, between City National and Old National Bancorp ("ONB"), pursuant to which City National will affiliate through a merger with ONB and each outstanding share of City National common stock will be converted into the right to receive 11.5 shares of ONB common stock, all as provided for in the Agreement.

                [_] FOR      [_] AGAINST      [_] ABSTAIN

     2. In their discretion, on such other matters as may properly come before the Special Meeting.

Please sign on reverse side  (continued on other side)
                            (continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF CITY NATIONAL. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

DATED:______________________, 1995     ______________________________________
                                             (Signature of Shareholder)

                                       ______________________________________
                                             (Signature of Shareholder)

                                       Please sign exactly as your name appears on your stock certificates and on the label placed to the left. Joint owners should each sign personally. Trustees, guardians, executors and others signing in a representative capacity should indicate the capacity in which they sign.